UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2011

MediaMind Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34844	52-2266402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

135 West 18th Street, 5th Floor

New York, NY 10011

(Address of principal executive offices) (Zip Code)

(646) 202-1320

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 5.01 hereof, MediaMind Technologies Inc. (the “Company”) no longer fulfills the numerical listing requirements of the NASDAQ Global Select Market (“NASDAQ”). Accordingly, on July 26, 2011, at the Company’s request, NASDAQ filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 thereby effecting the delisting of the common stock, par value $0.001 per share, of the Company (the “Shares”) from NASDAQ and the deregistration of the Shares under the Exchange Act.

Item 3.02.  Unregistered Sales of Equity Securities.

The disclosure contained in Item 5.01 hereof is incorporated by reference. The Top-Up Shares (as defined in Item 5.01 hereof) were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 5.01.  Changes in Control of Registrant.

As previously disclosed, on June 15, 2011, DG FastChannel, Inc. (“Parent”), DG Acquisition Corp. VII, a wholly-owned subsidiary of Parent (“Purchaser”), and the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer to purchase all of the Company’s issued and outstanding Shares, at a per Share price of $22.00 in cash, without interest thereon (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 24, 2011, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

The Offer expired at midnight, New York City time, at the end of the day on Friday, July 22, 2011 (the “Expiration Time”). Based upon information provided by the depositary, as of the Expiration Time, an aggregate of 18,168,978 Shares (including 3,055,756 Shares subject to guarantees of delivery) were validly tendered and not withdrawn, representing approximately 93.4% of the total outstanding Shares. All Shares validly tendered and not properly withdrawn were accepted for purchase by Purchaser. Purchaser promptly paid (or will promptly pay, as applicable) for such Shares at the Offer Price.

Subsequent to the expiration of the Offer, on July 25, 2011, in order to permit a “short-form” merger in accordance with Section 253 of the Delaware General Corporation Law, Purchaser exercised its option (the “Top-Up Option”) to purchase Shares directly from the Company in accordance with the Merger Agreement. Purchaser purchased 24,500,000 Shares (the “Top-Up Shares”) at a price of $22.00 per Share (the same amount paid for each Share tendered and accepted for payment by Purchaser pursuant to the Offer) and paid the purchase price of $539,000,000 by delivery of a check and a promissory note to the Company. The Top-Up Shares, when combined with the Shares purchased in the Offer that were not subject to guarantees of delivery, were sufficient to give Purchaser aggregate ownership of more than 90% of the outstanding Shares as of July 25, 2011.

On July 26, 2011, pursuant to the Merger Agreement, Purchaser merged with and into the Company in a “short-form” merger in accordance with Section 253 of the Delaware General Corporation Law (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent. As a result of the Merger, each issued and outstanding Share not tendered in the Offer (other than Shares held in the treasury of the Company or by the Company’s subsidiaries, Parent or Purchaser, if any, or by stockholders who properly exercise their appraisal rights in accordance with Delaware law) was converted into the right to receive the same $22.00 in cash, without interest thereon, offered pursuant to the Offer. Additionally, at the effective time of the Merger, (i) each vested and exercisable employee stock option to purchase Shares (“Options”) was cancelled and terminated and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Offer Price over the per Share exercise price of the Option for each Share subject to the Option, (ii) each outstanding Option that was not vested and exercisable that was held by a non-employee director of the Company was cancelled and terminated and converted into the right to receive an amount in cash, without interest, equal to the excess, if any, of the Offer Price over the per Share exercise price of such Option for each Share subject to such Option, (iii) each outstanding Option that was not vested and exercisable, other than those held by a non-employee director of the Company, was converted into an option to purchase the number of common shares of the Parent equal to that number of Shares subject to such Option immediately prior to the effective time of the Merger multiplied by a rollover exchange ratio and (iv) each warrant to purchase shares that was issued, unexpired and unexercised immediately prior to the effective time of the Merger and not terminated pursuant to its terms in connection with the Merger (“Warrants”) entitled the holder to receive a payment in cash equal to the excess of the Offer Price over the per Share exercise price previously subject to such Warrant for each Share previously subject to such Warrant.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Form 8-K filed by the Company on June 16, 2011.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 26, 2011, pursuant to the Merger Agreement, the following directors of the Company resigned:  Gal Trifon, Eli Barkat, Guy Gamzu, Michael J. Kelly, Timothy I. Maudlin, Deven Parekh and James Warner.  None of these directors stated that his resignation related to any disagreement relating to the Company’s operation, policies or practices.  On the same date, the board of directors of the Company filled the vacancies created by these resignations by appointing Scott K. Ginsburg and Omar A. Choucair to serve as directors of the Company. Each of the new directors was appointed pursuant to the Merger Agreement at the request of Parent.  The biography of each new director is contained in Annex A to the Solicitation/Recommendation Statement on Schedule 14D-9 filed by the Company on June 24, 2011 and is incorporated herein by reference.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s certificate of incorporation was amended and restated in its entirety, and such amended and restated certificate of incorporation became the certificate of incorporation of the surviving corporation. A copy of the Amended and Restated Certificate of Incorporation of the Company is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Pursuant to the Merger Agreement, at the effective time of the Merger, the Company’s by-laws were amended and restated in their entirety, and such amended and restated by-laws became the by-laws of the surviving corporation. A copy of the Amended and Restated By-laws of the Company is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Eighth Amended and Restated Certificate of Incorporation of MediaMind Technologies Inc.
3.2	Second Amended and Restated By-laws of MediaMind Technologies Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIAMIND TECHNOLOGIES INC.

Date: July 29, 2011	By:	/s/ Vered Raviv-Schwarz
	Name:	Vered Raviv-Schwarz
	Title:	General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	Eighth Amended and Restated Certificate of Incorporation of MediaMind Technologies Inc.
3.2	Second Amended and Restated By-laws of MediaMind Technologies Inc.